Phone: 800-213-0689 www.newenergytechnologiesinc.com	Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Bolsters Patent Protection for SolarWindow™ Capable of Generating Electricity on See-Thru Glass

Columbia, MD – June 28, 2011 – New Energy Technologies, Inc. (OTCQB: NENE), today announced that, as part of the Company’s ongoing pathway to commercialize its SolarWindow™ technology, capable of generating electricity on see-thru glass windows, four new patent applications have been filed with the United States Patent and Trademark Office.

Including previous patent submissions, a total of 10 new patent applications have been filed for SolarWindow™, and 18 International and US patent filings have been submitted for protection of New Energy’s MotionPower™ technology, engineered to generate electricity from vehicles as they slow or come to a stop.

“We recently announced plans to advance our alternative energy technologies, SolarWindow™ and MotionPower™, towards manufacturability and commercialization.  An important precursor to commercial launch of these first-of-their-kind technologies is the protection of valuable intellectual property related to our underlying inventions,” explained Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc.

“With a total of 28 new patents filed internationally and in the United States, I’m proud to announce that we are making important strides in safeguarding the technological breakthroughs which make it possible to create meaningful commercial products from our early inventions.”

Among such inventions are important SolarWindow™-related discoveries, including New Energy’s development of:

•	Coatings that remain see-thru while generating electricity;
•	Electricity-generating coatings that can be sprayed on to glass surfaces;
•	Electricity-generating coatings that can applied at room temperature, unlike temperature and pressure sensitive manufacturing required in the production of other solar-photovoltaic products;
•	Transparent ‘contacts’ that conduct electricity generated on SolarWindow™ without the loss of transparency, an issue typical to conventional contacts, which make use of metals;
•	Improved solar cell arrangement and array architecture to increase electrical power production;
•	Manufacturing methods for improved electrical power production; and
•
Replacement compounds that support one of the most important functions for generating electricity on glass surfaces of SolarWindow™, namely, the movement of electrons. This ‘flow’ of electrons (negatively charged particles) is fundamental to generating electric ‘current’, necessary for powering appliances and fixtures.

Late last year, many of these patent-pending discoveries were collectively unveiled as a working SolarWindow™ model to mainstream media, scientists, academics, industry attendees, and investors.

At a high-profile public demonstration, attendees witnessed New Energy’s SolarWindow™ prototypes in action, successfully producing sufficient voltage to power electrical lights and generating enough current to drive a mechanical device.  During the demonstration, SolarWindow™ not only generated electrical power from exposure to sunlight but also from artificial fluorescent light - an attribute unique to New Energy’s SolarWindow™.

Recently, scientists developing SolarWindow™ have achieved a major research goal, resulting in the fabrication of New Energy’s first ever 1’X1’ prototype – a necessary step for commercial scalability.

The patent filings announced today assist the Company with advancing SolarWindow™ into product development and eventual commercialization.  The next phase of product development includes boosting power conversion efficiency, power production, voltage and current. Engineering efforts include the development of technologies that allow for large scale application of New Energy’s electricity-generating coatings onto glass surfaces, using standard industrial manufacturing techniques.

There are nearly 85 million commercial buildings and single detached homes in America, according to the Energy Information Administration. New Energy’s SolarWindow™ technology is under development for commercial application in such buildings.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•
MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 18 US and International patent applications.  An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•
SolarWindow™ technologies which enable see-thru windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.